Exhibit 99.1

Investor and Financial Contacts:
Paul Goodson or Eric Winzer
(760) 603-7200

Invitrogen Announces Third Quarter Results

Record Sales and Pro Forma Earnings Achieved;
Company Raises 2003 Guidance To Reflect Strong Third Quarter

CARLSBAD, CA, October 23, 2003 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its third quarter ended September 30, 2003. Revenues for the third quarter were $196.9 million, an increase of 21% over the $162.6 million reported for the third quarter of 2002. Net income for the quarter ended September 30, 2003 was $13.7 million, or $0.26 per share, which compares to $14.9 million, or $0.28 per share, in the third quarter of 2002. Reported net income and earnings per share decreased as a result of amortization and other charges associated with the acquisition of Molecular Probes and other previously completed transactions.

The company has regularly reported pro forma results which exclude acquisition related amortization and other costs. Third quarter pro forma net income was $31.0 million, or $0.57 per share, compared with pro forma net income in the third quarter of 2002 of $24.8 million, or $0.46 per share. Pro forma net income and pro forma earnings per share increased 25% and 24% respectively. Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables with information also presented on the Company’s Investor Relations web page at www.invitrogen.com.

Third Quarter 2003 Highlights

•	Acquired Molecular Probes, Inc., a fast-growing, highly-profitable business with the market leading position in novel fluorescence-based technologies for labeling biological molecules in disease research and biopharmaceutical development.

•	Acquired key product lines and technology rights from Genicon Sciences Corporation related to the use of gold and silver nanoparticles for the detection of nucleic acids and proteins.

•	Issued $350 million in 2% senior convertible notes, raising low-cost funds for future acquisitions.

•	Grew revenues 21% and pro forma EPS 24%.

•	Generated $63 million of cash from operating activities.

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Invitrogen Corporation Announces Third Quarter 2003 Results

Conference Call and Webcast Today at 11:00 am Eastern
The company will discuss its third quarter 2003 results and its business outlook on its conference call at 11:00 am Eastern Time today, including its higher 2003 guidance. Additional details regarding the call and webcast are included later in this release.

Third Quarter Review
Greg Lucier, Invitrogen’s President and CEO, commented: “Invitrogen turned in another strong performance in the third quarter, continuing our strength from the first half. Our businesses are doing well and we have made important progress toward our strategic objectives, which are aimed at accelerating new product introductions, improving operational efficiency, and broadening our product line through smart, technologically differentiated acquisitions.

The third quarter revenue growth of 21% included 4% from favorable changes in foreign currency exchange rates. Cell culture revenues increased 28% in the third quarter as sales for both research and production applications posted strong increases. Sales of molecular biology products increased 17% in the third quarter of 2003 compared with the same period in 2002, principally due to the acquisition of well-positioned offerings from Molecular Probes, Pan Vera and InforMax.

Third quarter 2003 gross margin was 61%, compared with 59% in the third quarter of 2002. Third quarter 2003 gross margin included $5.1 million in increased costs for inventories acquired with Pan Vera and Molecular Probes, which were recorded at fair value under purchase accounting rules. Molecular biology gross margin increased to 69% in the third quarter of 2003 from 62% last year. Price increases, cost improvements, the inclusion of high-margin businesses acquired in the past year, and favorable changes in currency rates all contributed to the increase in molecular biology gross margins. Cell culture gross margin increased to 54% from 52% in the comparable quarter of 2002, principally due to higher gross margin on serum products.

Operating income was 10% of revenues in the third quarter of 2003 versus 13% for the third quarter of 2002. Amortization of purchased intangibles increased in the third quarter of 2003 compared with the same period in 2002 reflecting additional amortization for the InforMax, Pan Vera and Molecular Probes businesses acquired in the past year. The 2003 period included $1.4 million of purchased in-process R&D from the acquisition of Molecular Probes. The 2003 period also included a business integration cost of $0.9 million to write down to expected net realizable value the Company’s last remaining property in Huntsville, Alabama prior to its anticipated sale in the fourth quarter of 2003.

Operating income before purchased in-process R&D costs, business integration costs and merger-related amortization was 25% of revenues in the third quarter of 2003 compared with 23% in the third quarter of 2002. Higher gross margin more than offset the increased operating expenses resulting from our recent acquisitions, excluding merger-related amortization.

The Company reduced its effective tax rate to 30.8% for the nine months ended September 30, 2003 reflecting higher R&D tax credits and generating more of our income in lower international tax jurisdictions. The Company also reduced its year-to-date effective tax rate on pro forma earnings to 35.0%.

Cash flows from operating activities were $62.9 million in the third quarter of 2003 and $124.7 million for the nine months ended September 30, 2003. Capital expenditures were $6.6 million during the third quarter of 2003 and $19.9 million for the nine months ended September 30, 2003. No company shares have been repurchased in 2003.

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Invitrogen Corporation Announces Third Quarter 2003 Results

Conference Call and Webcast Details
The company will discuss its third quarter 2003 results and its business outlook on its conference call at 11:00 am Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call, will be posted at the company’s Investor Relations web site at www.invitrogen.com.

The slides and audio portion of the call can be heard live over the Internet at http://www.vcall.com/CEPage.asp?ID=84821 and will be archived at this address for 30 days. You will need RealPlayer for the web cast.

To listen to the live conference call, please dial (201) 689-8049 after 10:50 am Eastern. A replay of the call will be available until October 30 by dialing (877) 660-6853 and using account number 1628, confirmation number 79229.

About Invitrogen
Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions, and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bio-production. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bio-informatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 3,000 scientists and other professionals. For more information about Invitrogen visit the company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported pro forma results for net income and earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The pro forma results exclude merger related non-cash items and business integration costs.

Our financial results under GAAP include substantial non-cash charges and tax benefits related to acquired businesses. Our pro forma calculations of net income and earnings per share, excluding merger related amortization and business integration costs, are limited because they do not reflect the entirety of our business costs. However, management believes that the pro forma presentation is a useful supplemental disclosure to investors as it provides an indication of the profitability and cash flows of the combined businesses apart from the initial, sunk cost of the acquisition. Management believes that this information is therefore useful to investors in analyzing and assessing our past and future operating performance.

In addition to the non-cash charges above, we exclude from our pro forma results the costs to integrate our acquired businesses or significant costs to restructure existing businesses as well as related tax benefits. Management views these costs as not indicative of the profitability or cash flows of its ongoing or future operations and excludes these costs as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance.

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

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Invitrogen Corporation Announces Third Quarter 2003 Results

Safe Harbor Statement
Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to Invitrogen’s ability to: 1) accelerate new product introductions; 2) improve operational efficiency, and 3) broaden its product line through smart, technologically differentiated acquisitions. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the company’s ability to identify promising technology, new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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Invitrogen Corporation Announces Third Quarter 2003 Results

INVITROGEN CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months		For the Nine Months
(in thousands, except per share data)(unaudited)	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

Revenues	$196,939	$162,588	$569,968	$486,767
Cost of revenues	77,159	67,432	222,122	202,962

Gross margin	119,780	95,156	347,846	283,805

Operating expenses:
Sales and marketing	38,457	30,783	113,325	90,420
General and administrative	22,722	18,347	65,383	50,657
Research and development	15,354	8,705	38,543	24,022
Purchased intangibles amortization	20,736	16,071	56,243	48,214
Purchased in-process research and development	1,410	—	1,410	—
Business integration costs	925	223	1,318	16,113

Total operating expenses	99,604	74,129	276,222	229,426

Income from operations	20,176	21,027	71,624	54,379

Other income (expense):
Interest income	5,939	7,256	17,973	20,189
Interest expense	(7,547)	(6,039)	(20,249)	(18,123)
Other income (expense), net	(103)	460	233	(347)

Total other income and expense, net	(1,711)	1,677	(2,043)	1,719

Income before provision for income taxes and minority interest	18,465	22,704	69,581	56,098
Income tax provision	(4,767)	(7,418)	(21,431)	(17,727)
Minority interest	—	(351)	(609)	(854)

Net income	$13,698	$14,935	$47,541	$37,517

Net income per common share:
Basic	$0.27	$0.28	$0.95	$0.71

Diluted	$0.26	$0.28	$0.94	$0.70

Weighted average shares used in per share calculation:
Basic	50,298	53,151	50,118	53,093
Diluted	51,762	53,448	50,822	53,446

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Invitrogen Corporation Announces Third Quarter 2003 Results

INVITROGEN CORPORATION
RECONCILATION OF GAAP EARNINGS TO PRO FORMA EARNINGS(1) AND EBITDA INFORMATION

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

(in thousands, except per share data)(unaudited)	2003	2002	2003	2002

Pro forma net income excluding business integration costs and merger-related amortization, net of tax:
Income before provision for income taxes and minority interest reported under GAAP	$18,465	$22,704	$69,581	$56,098

Add back business integration costs and merger-related amortization:
Amortization of purchased intangibles	20,736	16,071	56,243	48,214
Amortization of inventory revaluation costs	5,139	—	6,795	—
Amortization of merger-related deferred compensation	361	15	361	153
Purchased in-process research and development	1,410	—	1,410	—
Business integration costs	925	223	1,318	16,113

Total business integration costs and merger-related amortization	28,571	16,309	66,127	64,480

Pro forma income before provision for income taxes and minority interest	47,036	39,013	135,708	120,578
Income tax provision at pro forma effective tax rate(2)	(16,019)	(13,850)	(47,498)	(42,805)
Minority interest	—	(351)	(609)	(854)

Pro forma net income	$31,017	$24,812	$87,601	$76,919

Calculation of pro forma earnings per share(3) :
Pro forma net income	$31,017	$24,812	$87,601	$76,919
Interest expense on subordinated debt, net of tax	2,082	2,211	6,240	6,622

Pro forma numerator for diluted earnings per share	$33,099	$27,023	$93,841	$83,541

Pro forma earnings per share:
Basic	$0.62	$0.47	$1.75	$1.45

Diluted	$0.57	$0.46	$1.66	$1.41

Weighted average shares used in pro forma per share calculations:
Basic	50,298	53,151	50,118	53,093
Dilutive stock options	1,381	297	667	353
Contingently issuable restricted stock	83	—	37	-
Dilutive shares from assumed conversion of convertible subordinated debt	5,807	5,807	5,807	5,807

Diluted	57,569	59,255	56,629	59,253

Earnings Before Interest, Taxes, Depreciation, Amortization and Business Integration Costs:
Income from operations reported under GAAP	$20,176	$21,027	$71,624	$54,379
Add back business integration costs and merger-related amortization	28,571	16,309	66,127	64,480
Add back depreciation	7,654	5,084	19,900	14,426
Add back amortization of non merger-related deferred compensation	211	—	271	—
Add back amortization of all other intangible assets	741	805	2,326	2,389

EBITDA and business integration costs	$57,353	$43,225	$160,248	$135,674

(1)	The company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and business integration costs to provide a supplemental comparison of results of operations.

(2)	The company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the company’s overall average income tax rate.

(3)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the as-if-converted method, which assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator. The 2023 and 2007 Convertible Debt was not dilutive for GAAP earnings per share.

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Invitrogen Corporation Announces Third Quarter 2003 Results

INVITROGEN CORPORATION
BUSINESS SEGMENT HIGHLIGHTS AND RECONCILATION OF
GAAP TO PRO FORMA OPERATING MARGIN
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

			Corporate
	Molecular	Cell	And
(dollars in thousands)(unaudited)	Biology	Culture	Unallocated(1)	Total

Segment Results for the Three Months Ended September 30, 2003
Revenues from external customers	$125,356	$71,583	$—	$196,939

Gross margin	86,058	38,893	(5,171)	119,780

Gross margin as a percentage of revenues	69%	54%		61%
Selling, administrative and R&D	54,779	14,762	6,992	76,533
Business integration costs and merger-related amortization(2)	—	—	23,071	23,071

Income (loss) from operations	31,279	24,131	(35,234)	20,176
Operating margin as a percentage of revenues	25%	34%		10%
Add back business integration costs and merger-related amortization(3)	—	—	28,571	28,571

Pro forma operating income (loss)	$31,279	$24,131	$(6,663)	$48,747

Pro forma operating margin as a percentage of revenues	25%	34%		25%
Segment Results for the Three Months Ended September 30, 2002
Revenues from external customers	$106,775	$55,813	$—	$162,588

Gross margin	66,207	28,957	(8)	95,156

Gross margin as a percentage of revenues	62%	52%		59%
Selling, administrative and R&D	40,847	12,074	4,914	57,835
Business integration costs and merger-related amortization(2)	—	—	16,294	16,294

Income (loss) from operations	25,360	16,883	(21,216)	21,027
Operating margin as a percentage of revenues	24%	30%		13%
Add back business integration costs and merger-related amortization(3)	—	—	16,309	16,309

Pro forma operating income (loss)	$25,360	$16,883	$(4,907)	$37,336

Pro forma operating margin as a percentage of revenues	24%	30%		23%

(1)	Unallocated items for the three months ended September 30, 2003 and 2002 include costs for purchase accounting inventory revaluations of $5.1 million and $0, amortization of purchased intangibles of $20.7 million and $16.1 million, amortization of deferred compensation of $0.4 million and $15,000, purchased in-process research and development costs of $1.4 million and $0, and business integration costs of $0.9 million and $0.2 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

(2)	Excludes deferred compensation for the three months ended September 30, 2003 and 2002 of $0.4 million and $15,000, respectively, which is allocated to operating expenses.

(3)	Includes amortization of deferred compensation costs.

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Invitrogen Corporation Announces Third Quarter 2003 Results

INVITROGEN CORPORATION
BUSINESS SEGMENT HIGHLIGHTS AND RECONCILATION OF
GAAP TO PRO FORMA OPERATING MARGIN
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

			Corporate
	Molecular	Cell	And
(dollars in thousands)(unaudited)	Biology	Culture	Unallocated(1)	Total

Segment Results for the Nine Months Ended September 30, 2003
Revenues from external customers	$361,508	$208,460	$—	$569,968

Gross margin	244,468	110,205	(6,827)	347,846

Gross margin as a percentage of revenues	68%	53%		61%
Selling, administrative and R&D	152,678	44,435	20,138	217,251
Business integration costs and merger-related amortization(2)	—	—	58,971	58,971

Income (loss) from operations	91,790	65,770	(85,936)	71,624
Operating margin as a percentage of revenues	25%	32%		13%
Add back business integration costs and merger-related amortization(3)	—	—	66,127	66,127

Pro forma operating income (loss)	$91,790	$65,770	$(19,809)	$137,751

Pro forma operating margin as a percentage of revenues	25%	32%		24%
Segment Results for the Nine Months Ended September 30, 2002
Revenues from external customers	$323,068	$163,699	$—	$486,767

Gross margin	200,303	83,521	(19)	283,805

Gross margin as a percentage of revenues	62%	51%		58%
Selling, administrative and R&D	116,038	35,651	13,410	165,099
Business integration costs and merger-related amortization(2)	—	—	64,327	64,327

Income (loss) from operations	84,265	47,870	(77,756)	54,379
Operating margin as a percentage of revenues	26%	29%		11%
Add back business integration costs and merger-related amortization(3)	—	—	64,480	64,480

Pro forma operating income (loss)	$84,265	$47,870	$(13,276)	$118,859

Pro forma operating margin as a percentage of revenues	26%	29%		24%

(1)	Unallocated items for the nine months ended September 30, 2003 and 2002 include costs for purchase accounting inventory revaluations of $6.8 million and $0, amortization of purchased intangibles of $56.2 million and $48.2 million, amortization of deferred compensation of $0.4 million and $0.2 million, purchased in-process research and development costs of $1.4 million and $0, and business integration costs of $1.3 million and $16.1 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

(2)	Excludes deferred compensation for the nine months ended September 30, 2003 and 2002 of $0.4 million and $$0.2 million, respectively, which is allocated to operating expenses.

(3)	Includes amortization of deferred compensation costs.

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Invitrogen Corporation Announces Third Quarter 2003 Results

INVITROGEN CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(in thousands)	2003	2002

ASSETS	(unaudited)
Current assets:
Cash and investments	$876,847	$731,375
Trade accounts receivable, net of allowance for doubtful accounts	123,192	95,104
Inventories	131,037	85,531
Deferred income taxes	23,860	28,679
Prepaid expenses and other current assets	30,112	27,762

Total current assets	1,185,048	968,451
Property and equipment, net	169,864	136,151
Goodwill	974,706	768,459
Intangible assets, net	478,372	344,180
Long-term investments held-to-maturity	253,008	338,488
Other assets	67,475	59,237

Total assets	$3,128,473	$2,614,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$1,342	$2,456
Accounts payable, accrued expenses and other current liabilities	129,170	108,021
Income taxes	8,531	30,478

Total current liabilities	139,043	140,955
Long-term obligations and reserves	32,002	24,664
Pension liabilities	24,213	21,997
Deferred income tax liability	156,778	108,737
Convertible Debentures	1,022,500	672,500
Minority interest	—	3,503
Stockholders’ equity	1,753,937	1,642,610

Total liabilities and stockholders’ equity	$3,128,473	$2,614,966

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